UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2010

The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

480 West Dussel Drive, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 of this Current Report, which is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2010, the Company entered into an Amended and Restated Note Purchase Agreement. The Amended and Restated Note Purchase Agreement splits the Series A maturity with Co-Bank, one of the lenders to the original Agreement (which is Incorporated by reference from Form 8-K filed March 27, 2008), into Series A - $10 million due March 27, 2011; Series A-1 - $25 million due March 27, 2012; Series A-2 - $25 million due March 27, 2013 and Series A-4 - $25 million due March 27, 2014.

The foregoing description of the Amended and Restated Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement which is filed as exhibit 10.40 to this filing.

On March 4, 2010, the Company also sent notice to U.S. Bank National Association that, pursuant to Section 2.3(c) of the Second Amended and Restated Loan Agreement dated April 30, 2009 (which is Incorporated by reference from Form 8-K filed May 6, 2009), the Company was reducing the Line of Credit A Loan Committment by $100 million effective with the date of notice. The amount available under Line of Credit A is now $390 million. This reduction was pro-rata among all lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

March 5, 2010	By:	Michael J. Anderson

Name: Michael J. Anderson
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.40	Amended and Restated Note Purchase Agreement